EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


Name                                          State of Incorporation
------------------------------------          ----------------------
Westlands Resources Corporation               Nevada

Sustainable Forest Industries, Inc.           Delaware

Deven Resources, Inc.                         Pennsylvania

DRI Operating Company                         Pennsylvania

Tri-Coastal Energy, Inc.                      Delaware

Tri-Coastal Energy, L.P.                      Delaware

Clean Age Minerals, Inc.                      Nevada

CA Properties, Inc.                           Nevada

The Natural Resources Exchange, Inc.          Pennsylvania

Deerlick Royalty Partners, L.P.               Pennsylvania